EXHIBIT 21.1


                          LINEAR TECHNOLOGY CORPORATION

                              LIST OF SUBSIDIARIES



                  1.          Linear Technology (U.K.) Limited

                  2.          Linear Technology KK

                  3.          Linear Technology GmbH

                  4.          Linear Technology S.A.R.L.

                  5.          Linear Technology PTE

                  6.          Linear Technology Foreign Sales Corporation

                  7.          Linear Technology (Taiwan) Corporation

                  8.          Linear Technology Korea

                  9.          Linear Semiconductor Sdn Bhd

                 10.          Linear Technology A.B. (Sweden)

                 11.          Linear Technology Corporation Limited (Hong Kong)

                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Linear Technology Corporation of our report dated July 24, 2000, included in the 2000 Annual Report to Shareholders of Linear Technology Corporation.

Our audits also included the financial statement schedule of Linear Technology Corporation listed in Item 14(d). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-8306, 33-27367, 33-37432, 333-40595, 33-57330, 33-58745 and
333-84149) pertaining to the 1986 Employee Stock Purchase Plan, 1981 Incentive Stock Option Plan, 1988 Incentive Stock Option Plan and 1996 Incentive Stock Option Plan of our report dated July 24, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in the Annual Report (Form 10-K) for the year ended July 2, 2000.

                                                     /s/ Ernst & Young LLP


San Jose, California
September 27, 2000